UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2014

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Liberty Square, Boston, Massachusetts 02109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(617) 639-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2014, Columbia Laboratories (Bermuda) Ltd. (“Columbia Bermuda”), a wholly owned subsidiary of Columbia Laboratories, Inc., entered into an amendment (the “Amendment”) to the Manufacture and Supply Agreement, dated as of December 8, 2009, by and between Columbia Bermuda and Fleet Laboratories Limited (as amended, the “Agreement”), pursuant to which Fleet has agreed to manufacture and supply to Columbia Bermuda, and Columbia Bermuda has agreed to purchase, certain products. The Amendment is effective as of December 31, 2013.

The Amendment extends the term of the Agreement and provides for an expiration date of December 31, 2020 (the “Initial Term”); provided, however, that the Initial Term will be automatically extended for additional periods of two years (each a “Renewal Term”) unless either party to the Agreement gives to the other party, not less than six months prior to the expiration of the Initial Term or any Renewal Term, written notice of its intention not to extend the Agreement; and provided further, that upon termination of the Agreement, Fleet agrees to perform its obligations under the Agreement for the earlier of one year or Columbia Bermuda’s engagement and qualification of an alternative manufacturer of the Product.

The Amendment also provides that, commencing as of the effective date of the Amendment, and until such time as Columbia Bermuda provides Fleet with notice as described in the Amendment, Fleet will not be obligated to comply with U.S. Food and Drug Administration (FDA) regulatory standards and obligations, in general, unless otherwise specifically required by applicable law; provided, however, that compliance with all other applicable regulatory standards including those of the Medicines and Healthcare Products Regulatory Agency (MHRA) and the European Medicines Agency will remain in effect throughout the period of tolling of the FDA obligations.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Amendment to Manufacturing and Supply Agreement, effective as of December 31, 2013, by and between Columbia Laboratories (Bermuda) Ltd., and Fleet Laboratories Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

Date: February 6, 2014	By:	/s/ Jonathan B. Lloyd Jones
Jonathan B. Lloyd Jones Vice President & Chief Financial Officer